UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2026

OMNITEK ENGINEERING CORP.

(Exact name of Registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

000-53955	33-0984450
(Commission File Number)	(IRS Employer Identification No.)

1280 Activity Dr. # D, Vista, California 92081

(Address of principal executive offices, Zip Code)

(760) 591-0089

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

Item 1.01Entry into a Material Definitive Agreement.

On September 29, 2026 Omniteck Engineering Corp. (the “Company”) entered into an Exchange Agreement with Hard Rock Holdco, LLC, sole member of Hard Rock Ready Mix, LLC (“Hard Rock”), pursuant to which Hard Rock Holdco, LLC would, exchange, transfer and assign all membership interests of Hard Rock to the Company, in exchange for 10,000 shares of Series A Preferred Stock of the Company, whereby Hard Rock shall become a wholly-owned subsidiary of the Company. The transaction pursuant to the Exchange Agreement closed on October 1, 2026.

The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the Preferred Purchase Agreement filed as Exhibits 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02 - Unregistered Sales of Equity Securities.

On September 30, 2026, in consideration of consulting services provided in relation to the Company’s the aforementioned transaction contemplated by the Exchange Agreement, the Company issued a Warrant to a Hawkeye Digital, Inc., to purchase 16,666,667 shares of the Company’s common stock. The Warrant is exercisable for a period of five (5) years, and has an exercise price of $0.004 per share, with a cashless exercise feature, and has customary provisions for adjustment to the exercise price and number of shares issuable upon exercise of the Warrant in the event of stock dividends and splits. The number of shares of common stock that may be acquired upon any exercise of the Warrant is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of Common Stock does not exceed 4.99% of the total number of issued and outstanding shares of common stock. No underwriters were used. The securities were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

The foregoing description of the Warrant is qualified in its entirety by reference to the Warrant filed as Exhibits 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2026, the Company appointed Kevin Jay Hayes Jr. and Brett Kiker as directors of the Company. The biography for Messrs. Hayes and Kiker are below:

Kevin J. Hayes Jr. has served as Chief Financial Officer of TrueRock Holdings, Inc, a vertically integrated group of construction and materials companies since January 2020. His responsibilities include financial reporting, treasury, budgeting, banking relationships, and strategic planning. He works with operating leadership on capital investment and business growth. He also serves on the board of a local Non-Profit that helps serve the aging adult population who need assistance for graceful aging.

Brett Kiker currently serves as a Branch Manager and Senior Broker at Edge Home Finance, having been with Edge Home Finance since November 2023, leading sales operations and overseeing branch financial performance, P&L management, and business growth. Prior to this, from December 2022, through October 2023 he was with First Heritage Mortgage, and from November 2018 through December 2022 he was with Shelter home Mortgage.  Brett served 3 terms on the Economic Development Advisory Board for Matthews, NC. He holds bachelor degrees in Economics and Public Policy from the University of North Carolina at Chapel Hill.

On October 1, 2026, in conjunction with the closing of the transaction contemplated by the Exchange Agreement, Werner Funk resigned as the President, CEO, CFO and Secretary.

Also, on October 1, 2026, the Company appointed Kevin Jay Hayes Jr., President, CEO, CFO and Secretary of the Company, and Werner Funk, as the Vice President of the Company.  Mr. Hayes is also the sole owner of Hard Rock Holdco, LLC, the owner of the 15,000 shares of Series A Preferred Stock of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3. Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit Number*	Description of Exhibit
10.1	Exchange Agreement
10.2	Warrant 2026-02

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnitek Engineering Corp.

Dated: October 1, 2026/s/ Kevin Jay Hayes Jr.

_______________________________________

By: Kevin Jay Hayes Jr.

Title:  President and CEO